UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                October 18, 2006
                -------------------------------------------------
                Date of Report (Date of earliest event reported)


                       INTERCELL INTERNATIONAL CORPORATION
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                            Nevada 0-14306 84-0928627
          ------------------------------------------------------------
       (State or other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identification Number)


                           370 17th Street, Suite 3640
                             Denver, Colorado 80202
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (303) 592-1010
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

   Resignation of Officers

     On October 18, 2006, Mr. R. Mark Richards, the Chief Executive Officer of Intercell International Corporation ("the Registrant") resigned as the Chief Executive Officer of the Registrant, effective immediately.

            On October 18, 2006, Ms. Kristi J. Kampmann, the Chief Financial Officer of the Registrant, resigned as the Chief Financial Officer of the Registrant, effective immediately.

     Appointment of Officers

            Mr. John Verges, Chief Executive Officer

     On October 18, 2006, Mr. John Verges was appointed the Chief Executive Officer and President of the Registrant. Mr. Verges is the Chief Executive Officer of NewMarket China, which the Registrant is in the process of acquiring as a wholly-owned subsidiary.

     Mr. Verges holds a Bachelor of Science in Management Information Systems from the University of Texas at Dallas. In addition he has earned a Masters of Business Administration in Finance from the University of Texas at Dallas. Mr. Verges served in the U.S. Navy for five years as a Naval Aviator and after resigning his commission he worked in the private sector with several emerging technology firms.

     Mr. Verges is the brother of Mr. Philip Verges, the Chief Executive Officer and Director of NewMarket Technology, Inc., a majority stockholder of the Registrant. Mr. Philip Verges has also been appointed to the Board of Directors of the Registrant (See below.)

     At this time the Registrant has not entered into an employment agreement with Mr. Verges.

     Mr. Philip Rauch, Chief Financial Officer & Director

     On October 18, 2006, Mr. Philip Rauch was appointed the Chief Financial Officer and a Director of the Registrant. Mr. Rauch is the Chief Financial Officer and a Director of NewMarket Technology, Inc., a majority stockholder of the Registrant.

     Mr. Rauch holds a Bachelor of Science in Economics degree with honors from the University of Pennsylvania Wharton School of Business, with a concentration in finance and accounting. Since February 2004, Mr. Rauch has been the Chief Operating and Financial Officer of Defense Technology Systems, Inc. Beginning in 1997, Mr. Rauch served in a senior capacity at AboveNet, Inc. (formerly
Metromedia Fiber Network, Inc.) as Vice President, Business Operations, and later as Controller. From 1993 to 1997, Mr. Rauch was Vice President and Chief Financial Officer of Columbus Construction, a heavy construction company with several plant facilities. From 1989 to 1993, he was Vice President and Chief Financial Officer of F. Garofalo Electric Co., a Local #3 IBEW engineering and construction company. Mr. Rauch has further earned a certificate in Construction Management from the Institute of Design and Construction in New York. He is currently a member of the American Management Association and the Construction Financial Management Association.

     At this time the Registrant has not entered into an employment agreement with Mr. Verges.

       Appointment of Directors

     Mr. Philip Verges, Director

     On October 18, 2006, Mr. Philip Verges was appointed to the Board of Directors of the Registrant. Mr. Philip Verges is the Chief Executive Officer and Chairman of NewMarket Technology, Inc.

     Mr. Verges is a 1988 graduate of the United States Military Academy. His studies at West Point centered on national security. Mr. Verges served with distinction as a U.S. Army Captain in a wide variety of important engagements to include research and development of counterterrorism communication technologies and practices.

     Mr.  Verges'  early  career  after the Army  includes  time in the Computer
Sciences Research and Development Department of General Motors as well as experience teaching systems engineering methodology and programming to Electronic Data Systems ("EDS") employees from 1991 to 1995. Mr. Verges' first business start-up experience was at EDS in a new division concentrating on call center technology in financial institutions. Later in 1995, he added to his start-up experience at a $30 million technology services business with the responsibility to open a new geographic region with a Greenfield operation. Mr. Verges founded NewMarket Technology in 1997.

     Mr. Bruce Noller, Director

     On October 18, 2006, Mr. Bruce Noller was appointed to the Board of Directors of the Registrant. Mr. Noller is a Director of NewMarket Technology, Inc.

     Mr. Noller is currently the President of Noller & Associates, Inc., Mr. Noller brings to the Board over 25 years of Financial, Operational and Marketing experience. Before he founded his own firm in 1994, he served as Vice President for Integrated Control Systems, a worldwide management consulting firm. During that time, Mr. Noller proposed and oversaw engagements with a variety of industries including healthcare, distribution, manufacturing, retail, banking, insurance, mining and telecommunications. With an approach that emphasizes implementation with measurable results, Mr. Noller's current firm focuses on improving existing financial and management systems. Mr. Noller has International management consulting experience in Singapore, Malaysia, China, Canada, Latin America and Europe.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 23, 2006                           INTERCELL INTERNATIONAL
                                                         CORPORATION




                                                   /s/ Philip Rauch
                                                   -----------------------------
                                                   Philip Rauch
                                                   Chief Financial Officer